Exhibit 99.1
CONTACTS:

(Media):	Bill Mintz	(713) 296-7276
	Robert Dye	(713) 296-6662
(Investor):	Tom Chambers	(713) 296-6685

(Web site):	www.apachecorp.com
FOR IMMEDIATE RELEASE
APACHE COMPLETES REDEMPTION OF $100 MILLION, 5.68% CUMULATIVE
PREFERRED STOCK, SERIES B, AND DEPOSITARY SHARES
HOUSTON, TX, December 30, 2009 — Apache Corporation (NYSE: APA) announced today that it has completed the simultaneous redemption of all $100 million of its outstanding 5.68% Cumulative Preferred Stock, Series B, no par value per share (the “Series B Preferred Stock”), and Depositary Shares, each representing one-tenth of one share of Series B Preferred Stock (CUSIP 037411 40 2) (the “Depositary Shares”).
The redemption, announced on November 27, 2009, was performed by Wells Fargo Bank, N.A., as Depositary under the Deposit Agreement dated as of August 25, 1998.
Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina.
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